Exhibit 10.3

Execution Copy

FOX FACTORY HOLDING CORP.

2008 STOCK OPTION PLAN

1. Purpose of Plan. The Purpose of this 2008 Stock Option Plan (this “Plan”) is to advance the interests of Fox Factory Holding Corp. (the “Company”) and its stockholders by providing a means whereby employees and directors of the Company or any subsidiary of the Company may be given an opportunity to purchase shares of common stock, par value $0.001 per share (the “Shares”), of the Company under options granted under the Plan, to the end that the Company may retain present personnel upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, and may attract new personnel. Some of the options granted under this Plan shall be options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and are hereinafter sometimes called “incentive stock options.”

2. Shares Subject to the Plan. Subject to the limitations and restrictions set forth in any applicable stockholders’ agreement to which the Company is a party, the aggregate number of Shares of the Company for which options may be granted under this Plan shall be 71,556, all of which may be granted as incentive stock options; provided, however, that whatever number of Shares shall remain reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend, or other change in the Company’s capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Such Shares shall be made available from authorized but unissued or reacquired Shares of the Company. Any Shares for which an option is granted hereunder that are released from such option for any reason shall become available for other options to be granted under this Plan.

3. Administration of the Plan. This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, if established by the Board and for so long as it is duly constituted, the Compensation Committee of the Board (the “Compensation Committee”) under the supervision of the Board (references herein to the “Compensation Committee” shall mean the “Board” for any period of time or times during which the Compensation Committee is not duly constituted or is inactive). Subject to the express provisions of this Plan, the Compensation Committee shall have conclusive authority to construe and interpret the Plan and any stock option agreement entered into by and between the Company and an optionee thereunder (each, an “Option Agreement”), and to establish, amend, and rescind rules and regulations for its administration. The Compensation Committee may amend this Plan and any Option Agreement without any additional consideration to affected grantees to the extent necessary to avoid the imposition of penalties on holders of options granted under this Plan under Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted under the Plan or Option Agreements (or both) before those amendments. Every action, decision, interpretation or determination by the Compensation Committee with respect to the application or administration of this Plan shall be final and binding upon the Company and each person holding any option granted under this Plan.

4. Granting of Options.

(a) The Compensation Committee from time to time shall designate from among the key employees of the Company or any subsidiary of the Company those employees to whom options to purchase Shares shall be granted under this Plan and the number of Shares which shall be subject to each option so granted. Such options shall either be (i) incentive stock options or (ii) “non-statutory options,” which do not qualify as incentive stock options under Section 422 of the Code. The Compensation Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to employees reflecting the grant of options. All actions of the Compensation Committee under this Paragraph shall be conclusive.

(b) The Compensation Committee from time to time may grant options to one or more directors of the Company or any subsidiary of the Company on such terms and conditions as the Compensation Committee shall determine. Such options shall be “non-statutory options” and shall not qualify as incentive stock options under Section 422 of the Code. The Compensation Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to directors reflecting the grant of options. All actions of the Compensation Committee under this Paragraph shall be conclusive.

(c) The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the Company and subsidiary corporations that provides for the granting of incentive stock options) shall not exceed $100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Company possessing more 10% of the total combined voting power of all classes of shares of the Company or of a parent or subsidiary of the Company (a “10% Owner”), shall have an option price that is at least 110% of the fair market value of the stock and shall not be exercisable after the expiration of five years from the date it is granted.

5. Option Period. No incentive stock option granted under this Plan may be exercised later than ten years from the date of grant. Non-statutory stock options shall have such term as the Compensation Committee shall determine.

6. Option Price. The Compensation Committee may grant stock options under this Plan in one or more tranches, each containing such number of Shares as the Compensation Committee may in its discretion determine to be in the interest of the Company. The option price per Share, which may vary from tranche to tranche, shall be fixed at the date of grant by the Compensation Committee and set forth in the Option Agreements, but shall be no less than the per Share fair market value of the Shares at the time of grant. The option price must be payable in cash; provided that an option holder may satisfy the exercise price of option shares exercised in connection with a change of control of the Company by delivering to the Company securities of the Company, which may include shares obtained through the exercise of the option, having a fair market value equal to the aggregate exercise price. The date on which the Compensation Committee approves the granting of an option (with the identity of the key employee or director receiving the option, the maximum number of shares subject to the option and the minimum exercise price all fixed) shall be deemed the date on which the option is granted; provided that there is no unreasonable delay in giving notice of the grant to the optionee. Upon exercise of an option, the applicable Plan participant shall pay promptly to the Company any amount necessary to satisfy applicable federal, state or local tax requirements, which withholding obligation may be satisfied by delivering to the Company securities of the Company, which may include shares obtained through the exercise of the applicable option, having a fair market value equal to the withholding obligation. In the event the amount of such withholding obligation is not paid promptly, the Company shall have the right to apply from the purchase price paid any taxes required by law to be withheld by the Company with respect to such payment and the number of shares to be issued by the Company will be reduced accordingly.

7. Option Agreements. The Option Agreements in which option rights are granted to an employee or director shall be in the applicable form (consistent with this Plan) from time to time approved by the Compensation Committee and shall be signed on behalf of the Company by the Chairman of the Board, the President or any Vice President of the Company other than the employee who is a party thereto, and shall be dated as of the date of the granting of the option, as determined in Section 6 hereof. No Option Agreement shall contain any feature for the deferral of compensation (other than the deferral of recognition of income until the exercise of the option).

8. Amendment and Termination of the Plan. The Company, by action of the Board or the Compensation Committee, reserves the right to amend, modify, or terminate at any time this Plan, or, by action of the Board or the Compensation Committee with the consent of the optionee, to amend, modify or terminate any outstanding Option Agreement, except that the Company may not, without further shareholder approval, increase the total number of Shares as to which options may be granted under the Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof), change the employees or class of employees eligible to receive options or materially increase the benefits accruing to participants under the Plan. Moreover, no action may be taken by the Company (without the consent of the optionee) that will impair or adversely alter the validity or terms of, or rights under, any option then outstanding.

9. Effective Date of Plan. The Plan shall be effective upon adoption of the Plan by the Board. The Plan shall be submitted to the shareholders of the Company for their approval within twelve months of the approval by the Board and, if such approval is not obtained, the Plan shall terminate. Options may be granted prior to the obtaining of such shareholder approval but the exercise of such options shall be conditioned upon such shareholder approval.

10. Expiration of Plan. Options may be granted under this Plan at any time prior to ten years from the adoption of the Plan by the Board, on which date the Plan shall expire but without affecting any options then outstanding.

11. Stockholders’ Agreement. Any person granted options pursuant to this Plan shall not be entitled to receive Shares upon the exercise of an option unless and until such person has fully complied with any and all obligations and covenants set forth in the Option Agreement to which such person is a party and has become a party to and bound by that certain Stockholders’ Agreement dated as of January 4, 2008 by and among the Company and its stockholders, as the same may be amended from time to time (the “Stockholders’ Agreement”), by executing and delivering an additional signature page thereto. To facilitate the enforcement of the rights and obligations agreed to in the Stockholders’ Agreement, any person granted options pursuant to this Plan shall, upon exercise of his or her option, acknowledge the rights and obligations under the Stockholders’ Agreement and agree that the Company shall hold such person’s Shares received upon the exercise of an option for the benefit of that person. If any person granted options pursuant to this Plan fails to comply with all obligations and covenants set forth in the Option Agreement and such failure shall remain unremedied for a period of ten days after receipt of written notice of such failure from the Company, then his or her option shall ipso facto lapse and shall thereafter be void and unenforceable.

12. Fair Market Value. For purposes of this Plan, the fair market value of one Share on any relevant date shall be determined as follows:

(a) If the Shares are traded on an established securities market (including the NASDAQ National Market System), the reported “closing price” on the relevant date, if it is a trading day; otherwise on the immediately preceding trading day; or

(b) If the Shares are not traded on an established securities market, the fair market value, as determined by the Compensation Committee in good faith under a reasonable valuation method, as of the valuation date coinciding with or, if none, most recently preceding the relevant date, provided that it is no more than twelve months before the relevant date. Such fair market valuation determination shall be made in a manner consistent with the rules prescribed under Section 409A of the Code, and with respect to incentive stock options, consistent with rules prescribed under Section 422 of the Code; provided that, if a single grant of both incentive stock options and nonqualified stock options is made to a key employee, such that an amount exceeding the $100,000 vesting in any one year is considered a nonqualified stock option, the fair market value determination of such an option shall be made in a manner consistent with the requirements of Section 409A of the Code.

13. Tax Treatment Not Warranted. Notwithstanding any other provision of the Plan, the tax treatment of options under the Plan shall not be, and is not, warranted or guaranteed. Neither the Company, the Board, the Compensation Committee, any subsidiary, nor any of their respective delegatees shall be held liable for any taxes, penalties or other monetary amounts owed by a participant under the Plan, the participant’s survivors, including, without limitation, personal representatives, heirs, executors and administrators, or any other person as a result of a grant, modification, or amendment of an option or Option Agreement or the adoption, modification, amendment, or administration of the Plan.

14. Governing Law. The Plan and related Option Agreements shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

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IN WITNESS WHEREOF, this Plan is executed as of January 4, 2008.

FOX FACTORY HOLDING CORP.

By:	/s/ Patrick Maciariello
Its:	Vice President

FIRST AMENDMENT TO

FOX FACTORY HOLDING CORP.

2008 STOCK OPTION PLAN

This First Amendment to Fox Factory Holding Corp. 2008 Stock Option Plan (this “Amendment”) is effective as of November 4, 2008 and amends the Fox Factory Holding Corp. 2008 Stock Option Plan (the “Stock Option Plan”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Stock Option Plan.

1.	Paragraph 2. of the Stock Option Plan is hereby amended and restated in its entirety to read:

“2. Shares Subject to the Plan. Subject to the limitations and restrictions set forth in any applicable stockholders’ agreement to which the Company is a party, the aggregate number of Shares of the Company for which options may be granted under this Plan shall be 125,000, all of which may be granted as incentive stock options; provided, however, that whatever number of Shares shall remain reserved for issuance pursuant to the Plan at the time of any stock split, stock dividend, or other change in the Company’s capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or other change in capitalization. Such Shares shall be made available from authorized but unissued or reacquired Shares of the Company. Any Shares for which an option is granted hereunder that are released from such option for any reason shall become available for other options to be granted under this Plan.”

2.	It is the intent of the Company that this Amendment and the Stock Option Plan be applied and construed as a single instrument. All references to the Company’s “Stock Option Plan”, including references in the Stock Option Plan to “the Plan”, “this Plan”, “Stock Option Plan” and any other references of similar import shall henceforth mean the Stock Option Plan as amended by this Amendment.

3.	In all other respects, the Stock Option Plan shall remain unchanged.

IN WITNESS WHEREOF, this First Amendment to Fox Factory Holding Corp. 2008 Stock Option

Plan was executed as of November 4, 2008.

FOX FACTORY HOLDING CORP.

By:	/s/ Patrick A. Maciariello
Its:	Vice President